EXHIBIT 32.1

Certification of Chief Executive Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q of Medtronic, Inc. for the quarter ended January 23, 2009, the undersigned hereby certifies, in his capacity as Chief Executive Officer of Medtronic, Inc., for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Medtronic, Inc.

Date: March 4, 2009	/s/ William A. Hawkins
William A. Hawkins
Chairman and Chief Executive Officer